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                                    EXHIBIT B

                            AGREEMENT RE JOINT FILING

                  Each of the undersigned hereby agrees, as required pursuant to Rule 13d-1(f)(1)(iii) under the Securities Exchange Act of 1934, that this
Schedule 13G is to be filed on behalf of each such party. This Agreement may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                    S.R.E.S.-Fifth Avenue, Inc.

                                    By:  /s/ Makoto Okuyama
                                         -----------------------------
                                             Mr. Makoto Okuyama
                                             Secretary and Treasurer

                                    Sumitomo Real Estate Sales U.S.A. Inc.

                                    By:  /s/ Tetsuya Fujita
                                         -----------------------------
                                             Mr. Tetsuya Fujita
                                             Secretary

                                    Sumitomo Real Estate Sales Co., Ltd.

                                    By:  /s/ Michiaki Nakazawa
                                         -----------------------------
                                             Mr. Michiaki Nakazawa
                                             Senior Managing Director

                                    Sumitomo Realty and Development Co., Ltd.

                                    By:  /s/ Shigeto Iwai
                                         -----------------------------
                                             Mr. Shigeto Iwai
                                             Senior Managing Director

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